EXHIBIT 99(e)
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
     Guidelines for Determining the Proper Taxpayer Identification Number to Give Payor. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payor.

		Give NAME and SOCIAL			Give NAME and EMPLOYER
		SECURITY number (SSN)			IDENTIFICATION number
For this type of account:		of:	For this type of account:		(EIN) of:
1.	Individual	The individual	6.	Disregarded entity not owned by an individual	The owner

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (4)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8.	Corporation or LLC electing corporate status on Form 8832	The corporation

4.	(a) The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)	9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

	(b) So-called trust account that is not a legal or valid trust under state law	The actual owner (1)	10.	Partnership or multi-member LLC	The partnership

5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)	11.	A broker or registered nominee	The broker or nominee

			12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

(4)	List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.
     Obtaining a Number. If you do not have a taxpayer identification number (“TIN”) or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, from the local office of the Social Security Administration, Form W-7, Application for IRS Individual Taxpayer Identification Number if you are a resident alien, or Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service (the “IRS”) and apply for a number. If you are asked to complete Form W-9, but do not have a TIN, mark the box in Part III, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
     Payees Exempt from Backup Withholding. The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except for those listed in item (9). For broker transactions, payees listed in (1) through (13) are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt. For barter exchange transactions and patronage dividends, payees listed in (1) through (5) are exempt. For payments over $600 required to be reported and direct sales over $5,000 (see IRS Form 1099-MISC), payees listed in (1) through (7) are generally exempt.
(1)	An international organization or any of its agencies or instrumentalities.

(2)	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement plan (“IRA”), or a custodial account under Code section 403(b)(7) if the account satisfies the requirements of Code section 401(f)(2).

(3)	The United States or any of its agencies or instrumentalities.

(4)	A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5)	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

(6)	A corporation.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under Code section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or custodian.

(15)	A trust exempt from tax under Code section 664 or described in Code section 4947.

     Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding.
     FILE THIS FORM WITH THE EXCHANGE AGENT, FURNISH YOUR TIN, MARK THE BOX IN PART II IF YOU ARE ELIGIBLE, SIGN AND DATE THE FORM, AND RETURN IT TO THE EXCHANGE AGENT.
     Payments Not Subject to Information Reporting. Payments that are not subject to information reporting are also not subject to backup withholding. For details see Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such sections.
     Privacy Act Notice. Code section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payors must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.
Penalties.
     (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
     (2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
     (3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR
TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

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